                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM:     Health Fitness Corporation
          3600 American Blvd West, Suite 560
          Minneapolis, Minnesota 55431

CONTACT:  Wes Winnekins,
          Chief Financial Officer
          952.897.5275 or wes.winnekins@hfit.com

HEALTH FITNESS ANNOUNCES INCREASE IN FINANCIAL PERFORMANCE FOR FIRST QUARTER
2005

        MINNEAPOLIS, May 9, 2005 --- Health Fitness Corporation (OTC Bulletin
Board: HFIT) today reported financial results for its first quarter ended March 31, 2005. Highlights for the first quarter of 2005 compared to the first quarter of 2004 were:

        - Total revenue increased 6.3% to $13.5 million from $12.7 million;
        - Operating income increased 58.0% to $1.1 million from $0.7 million;
        - Net earnings applicable to common shareholders increased 86.5% to $0.63 million from $0.34 million; and
        - Diluted earnings per share increased 100% to $0.04 per share from $0.02 per share.

        "We are beginning our fiscal year with good momentum," said Jerry Noyce, President and Chief Executive Officer. "For the remainder of the year, our primary strategy is squarely focused on growing our customer base and improving revenue from existing sites in our two business areas: Fitness Management Services and Health Management Services. To accomplish this, we intend to begin investing additional resources to improve our sales and marketing capabilities. Since many companies are being challenged with the rising cost of employee healthcare, we believe this investment will help us reach a larger corporate market, as well as reach more employees of the companies we serve. We look forward to reinforcing our position as a leading provider of fitness and health management services to large employers."

        FIRST QUARTER PERFORMANCE
        -------------------------

        Revenue was $13,465,101 for the first quarter, up $798,727, or 6.3%, compared to $12,666,374 for the first quarter last year. Gross profit was $3,441,802 for the quarter, an increase of $354,865, or 11.5%, compared to $3,086,937 for the first quarter last year. Earnings before income taxes were $1,083,857, up $522,650, or 93.1%, compared to $561,207 for the first quarter of last year. Net earnings applicable to common shareholders were $627,934, an increase of $291,227, or 86.5%, compared to $336,707 for the same quarter last year.

        Noyce also noted that the Company has made noticeable progress in a number of other areas during the first quarter:

        - Revenue from staffing services provided at managed sites was $12,604,167, up $396,068, or 3.2%, compared to $12,208,099 for the first quarter last year. This increase is due primarily to new management contracts.

        - Revenue from the Company's Health Improvement Program Services increased 88.3% to $840,445, from $446,312 for the first quarter of 2004. This increase is due primarily to increased service penetration at managed sites.

        - Gross profit as a percent of revenue increased to 25.6%, compared to 24.4% for the first quarter of 2004. This increase is due primarily to an increase of more profitable business, including new management contracts and Health Improvement Program Services, as well as a lower cost of medical benefits for full-time staff.

        - Interest expense on long-term obligations decreased $122,329 to $11,923, compared to $134,252 for the first quarter of 2004, due primarily to the repayment of the Company's $2 million Senior Subordinated Note in December 2004.

        ABOUT THE COMPANY
        -----------------

        Health Fitness Corporation is a leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. Serving clients since 1975, the Company provides fitness and health improvement services at more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

        FORWARD-LOOKING STATEMENTS
        --------------------------

        Certain statements in this release, including, without limitation, those relating to management's belief that the investment in additional sales and marketing resources will help the Company reach a larger number of companies and their employees, are forward-looking statements. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking statements. The words "believe," "estimate," "expect," "intend," "may," "could," "will," "plan," "anticipate," and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to meet the growing demands of major corporations and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

        Financial tables follow ...

                                    - MORE -


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                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS


                                                                          (Unaudited)
                                                                      Three Months Ended
                                                                           March 31,
                                                          --------------------------------------------
                                                                2005                     2004
                                                          ------------------      --------------------
REVENUE                                                     $    13,465,101             $12,666,374

COSTS OF REVENUE                                                 10,023,299               9,579,437
                                                          ------------------      --------------------

GROSS PROFIT                                                      3,441,802               3,086,937

OPERATING EXPENSES
     Salaries                                                     1,387,923               1,342,709
     Selling, general and administrative                            736,866                 830,106
     Amortization on intangible assets                              219,583                 219,584
                                                          ------------------      --------------------
             Total operating expenses                             2,344,372               2,392,399
                                                          ------------------      --------------------

OPERATING INCOME                                                  1,097,430                 694,538

OTHER INCOME (EXPENSE)
    Interest expense                                                (11,923)               (134,252)
    Other, net                                                       (1,650)                    921
                                                          ------------------      --------------------
EARNINGS BEFORE INCOME TAX EXPENSE                                1,083,857                 561,207
INCOME TAX EXPENSE                                                  434,323                 209,500
                                                          ------------------      --------------------

NET EARNINGS                                                        649,534                 351,707

    Dividend to preferred shareholders                               21,600                  15,000
                                                          ------------------      --------------------

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS              $       627,934         $       336,707
                                                          ==================      ====================

NET EARNINGS PER COMMON SHARE:
     Basic                                                  $          0.05         $          0.03
     Diluted                                                           0.04                    0.02

WEIGHTED AVERAGE COMMON SHARES  OUTSTANDING
     Basic                                                       12,619,603              12,409,619
     Diluted                                                     16,614,522              16,038,913


                                    - MORE -


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                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                                                           (Unaudited)
                                                                                             March 31,         December 31,
                                                                                               2005               2004
                                                                                         ----------------   ------------------
ASSETS

CURRENT ASSETS
     Cash                                                                                 $       49,911     $        241,302
     Trade and other accounts receivable, less allowances of $212,000 and $210,700             8,692,559            8,147,430
     Prepaid expenses and other                                                                  474,263              213,954
    Deferred tax assets                                                                        1,212,500            1,660,100
                                                                                          --------------     ----------------
             Total current assets                                                             10,429,233           10,262,786

PROPERTY AND EQUIPMENT, net                                                                      141,042              150,308

OTHER ASSETS
     Goodwill                                                                                  9,022,501            9,022,501
     Customer contracts, less accumulated amortization of $1,077,800 and $875,700                652,222              854,306
     Trademark, less accumulated amortization of $93,300 and $75,800                             256,667              274,167
     Other intangible assets, less accumulated amortization of $86,300 and $81,300                11,777               61,493
     Deferred tax assets                                                                         263,900              221,400
     Other                                                                                        76,661               87,015
                                                                                          --------------     ----------------
                                                                                          $   20,854,003     $     20,933,976
                                                                                          ==============     ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Trade accounts payable                                                               $      484,691     $        840,155
     Accrued salaries, wages, and payroll taxes                                                2,564,924            2,768,734
     Other accrued liabilities                                                                   413,031              495,770
     Accrued self funded insurance                                                               218,065              225,500
     Deferred revenue                                                                          1,906,602            1,977,093
                                                                                          --------------     ----------------
             Total current liabilities                                                         5,587,313            6,307,252

LONG-TERM OBLIGATIONS                                                                          1,573,788            1,612,759

COMMITMENTS AND CONTINGENCIES                                                                          -                    -

PREFERRED STOCK, $0.01 par value; 5,000,000 shares authorized, 1,078,740 and 1,063,945
    issued and outstanding                                                                     1,521,296            1,530,232

STOCKHOLDERS' EQUITY
     Common stock, $0.01 par value; 25,000,000 shares authorized; 12,652,370 and
        12,582,170 shares issued and outstanding                                                 126,524              125,822
     Additional paid-in capital                                                               17,895,457           17,836,675
     Accumulated comprehensive income                                                              2,914                2,459
     Accumulated deficit                                                                      (5,853,289)          (6,481,223)
                                                                                          --------------     ----------------
                                                                                              12,171,606           11,483,733
                                                                                          --------------     ----------------
                                                                                          $   20,854,003     $     20,933,976
                                                                                          ==============     ================

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